CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2012

______________

PROPELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 San Anselmo Avenue, Suite 300

San Anselmo, CA 94960

(Address of Principal Executive Office) (Zip Code)

(415) 747-8775

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 9, 2012, we entered into a Securities Purchase Agreement with an accredited investor for the sale of 1,875,000 shares of Series A-1 Preferred Stock at 8 cents per share, representing approximately 33% of the voting power of our outstanding securities for a purchase price of $150,000. Each share of Series A-1 Preferred Stock is convertible, at the option of the holder, at any time, into ten shares of common stock of the Company and each holder of Series A-1 Preferred Stock is entitled to vote on all matters that the common stock votes upon on an as converted basis.

Item 3.02 Sale of Unregistered Securities

On July 9, 2012, we sold 1,875,000 shares of Series A-1 Preferred Stock to an accredited investor representing approximately 33% of the voting power of our outstanding securities for a purchase price of $150,000. These securities were issued pursuant to Section 4(2) of the Securities Act. The holder represented its intention to acquire the securities for investment only and not with a view towards distribution. The holder was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Item 5.03 Amendment to Articles of Incorporation or Bylaws: Change in Fiscal

On July 6, 2012, Propell Corporation, a Delaware corporation (the “Company”) filed a Certificate of Designations, Preferences and Rights with the Secretary of State of the State of Delaware, designating 5,000,000 shares of its preferred stock as Series A-1 Convertible Preferred Stock, par value $.001 per share. Each share of Series A-1 Preferred Stock is convertible, at the option of the holder, at any time, into ten shares of common stock of the Company and each holder of Series A-1 Preferred Stock is entitled to vote on all matters that the common stock votes upon on an as converted basis. The holders of the Series A-1 Preferred Stock are entitled to certain protective provisions that require the vote of at least 66.6% of such holders to effectuate: (i) a merger, sale of all or substantially all of the assets, intellectual property of the Company or a recapitalization or reorganization of the Company; (ii) the authorization or issuance of any security having any right, preference or priority superior to or on parity with such stock; (iii) the redemption, repurchase, acquisition, of any equity securities of the Company or the payment of dividends or distributions on equity securities of the Company; (iv)any amendment or repeal of any provision of the Company’s Certificate of Incorporation or by-laws that would adversely affect the rights, preferences of privileges of such holders; or (v) the making of any loan or advance to any person other than certain specified loans.

Item 9.01 Financial Statements and Exhibits.

3.1. Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL CORPORATION

By:	/s/ Edward Bernstein
Name:	Edward Bernstein
Title:	Chief Executive Officer

Date: July 13, 2012